Exhibit 99.1

Jury Delivers Mixed Verdict in Blue Coat II, Retrial to Commence by January 8, 2018
Finjan Will Seek Approximately $46M in Damages at Retrial

EAST PALO ALTO, CA – 11/21/17 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, announced today that the jury in Finjan, Inc. v. Blue Coat Systems Inc.  (5:15-cv-03295-BLF, “Blue Coat II”) resulted in a mixed verdict. Significantly, the jury could not achieve a unanimous decision on two patents, namely US Patent Nos. 6,154,844 and 8,677,494 (the "'844 Patent" and “‘494 Patent”), which will be retried by no later than January 8, according to the Court. On retrial, Finjan will seek approximately $46M in damages (as was sought in the present case), for Blue Coat’s infringement of the '494 and the '844 Patents. In addition, Finjan will continue to seek a finding of willful infringement, and recovery of enhanced damages and attorneys’ fees.

“We believe the retrial will be held quickly and will not last longer than one week,” said Julie Mar-Spinola, Finjan’s CIPO. “The streamlining of the issues, focused entirely on Blue Coat’s cloud-based infringement, gives us a strong advantage of retrying our case without technical confusion and by simplifying our damages case to a new jury.”

On the remainder of the verdict, the jury decided in Finjan’s favor, finding that Blue Coat infringed US Patent Nos. 7,418,731 and the 6,965,968 (the "'731 Patent" and the "'968 Patent"), awarding Finjan approximately $500,000 in damages. Lastly, the jury found US Patents Nos. 8,225,408 and the 9,189,621 (the "'408 Patent" and the "'621 Patent") to not be infringed. Blue Coat did not challenge the validity of any of the asserted patents.

Finjan has pending infringement lawsuits and appeals against FireEye, Inc., Symantec Corp., Palo Alto Networks, Blue Coat Systems, Inc., ESET and its affiliates, Cisco Systems, Inc., SonicWall, Inc., Bitdefender and its affiliates and Juniper Networks relating to, collectively, more than 20 patents in the Finjan portfolio. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.

ABOUT FINJAN
Established over 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan’s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation.

Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan's expectations and beliefs regarding Finjan's licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, timing of redemption of shares of preferred stock, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2016, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Investor Contact:
Vanessa Winter | Director of Investor Relations, Finjan Holdings
Valter Pinto | KCSA Strategic Communications
(650) 282-3245 | investors@finjan.com